STRATEGIC CONSULTING SERVICES AGREEMENT

This Strategic Consulting Services Agreement (this “Agreement”), dated as of April 13, 2009 (the “Effective Date”), is entered into between Charles S. Leykum (“CL”) and MGMT Energy, Inc., a Nevada corporation (“MGMT”).

WHEREAS, MGMT wishes to engage CL to provide the Services (as defined below) on the terms and conditions set forth herein and CL wishes to be so retained;

NOW THEREFORE, in consideration of the premises and of the mutual covenants, conditions and agreements contained herein, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE ONE
SERVICES

1.1           Strategic Consulting Services.  MGMT hereby engages CL to perform the services set forth in Schedule 1 hereto (the “Consulting Services”) for the benefit of MGMT, and CL agrees to perform such Consulting Services, on the terms and conditions set forth herein.

1.2           Other Services.  MGMT may, from time to time, engage CL to perform other services for the benefit of MGMT (“Other Services”).   The scope of, the applicable fee for, and any additional terms and conditions relating to any such Other Services shall be reflected in a Services Addendum to this Agreement in the form of Exhibit A hereto, which shall be signed by both parties as a condition to effectiveness.

1.3           Reporting.  MGMT shall have the right to request written reports at any time during the term of this Agreement, which shall be furnished within five (5) days after such request, describing the progress, status of, and other matters pertaining to the Consulting Services and any Other Services provided pursuant to this Agreement (collectively, the “Services”) as MGMT shall request. MGMT may freely utilize all such information arising out of the performance of the Services under this Agreement in any manner desired.

ARTICLE TWO
COMPENSATION

2.1           Compensation.

(a) Consulting Services.   In consideration for the Consulting Services, MGMT will issue to CL (or CL’s designees, the “Designees”) an aggregate of 402,100 shares of its restricted common stock promptly following the execution and delivery of this Agreement (the “Shares”).   CL hereby instructs the Company to issue certificates for the Shares in the following amounts and to the following persons and entities:

•	Charles S. Leykum	100,525
•	CSL Energy Fund, L.P.	268,402
•	CSL Energy Master Fund, L.P.	33,173

(b)  Other Services.   If MGMT, in its sole discretion, engages CL to perform any Other Services, MGMT will pay to CL the fee specified for such Other Services in the applicable Services Addendum (the “Other Services Fee”).

2.2           Reimbursement.  MGMT will reimburse CL for any and all reasonable  expenses incurred by CL in connection with CL's performance of the Consulting Services and any Other Services during the Term; provided, however, that any such expenses must be pre-approved by MGMT and otherwise adhere to control procedures implemented by MGMT. All requests for reimbursement for expenses must be accompanied by documentation in form and detail reasonably satisfactory to MGMT.  MGMT will reimburse CL for expenses incurred in compliance with this Section 2.2 within fifteen (15) days following MGMT’s receipt of CL’s invoice and other documentation therefor.

ARTICLE THREE
REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1           Representations and Warranties.  Each party represents and warrants to the other that:

(a) It has not entered into any agreement, whether written or oral, in conflict with this Agreement; and

(b) It has the full power and authority to enter into this Agreement and perform its obligations hereunder.

3.2           CL’s Covenants.  CL:

(a) shall act as an independent contractor with no authority to obligate MGMT by contract or otherwise;

(b) shall exercise only such powers and perform such duties as may from time to time be assigned to CL by MGMT;

(c) shall devote such time and effort as is reasonably necessary to provide the Services;

(d) shall perform the Services in a timely manner in accordance with standard practices in the industry and all applicable laws, including, but not limited to, all applicable securities laws and regulations; and

(e) shall not assign or subcontract performance of this Agreement or any of the Services to any person, firm, company or organization without MGMT’s prior written consent, which may be given or withheld in MGMT’s sole discretion.

ARTICLE FOUR
CONFIDENTIAL INFORMATION

4.1           Confidentiality.  CL acknowledges and agrees that the information, observations and data obtained by him and his agents and employees during the course of performing the Services, including, but not limited to, the results and proceeds of the Services, trade secrets, know how, technical and business information, models, techniques, formula, processes, samples, inventions and ideas, business plans, financial data and business relations (“Confidential Information”), whether or not marked as proprietary or confidential, are MGMT’s valuable, special and unique assets.  CL therefore agrees that he will not, nor will he permit any of his agents or employees to, disclose to any person or entity any of the Confidential Information, without MGMT’s prior written consent, unless and to the extent that (a) the Confidential Information becomes generally known to and available for use by the public otherwise than as a result of CL’s acts or omissions to act, or (b) such disclosure is required to be produced pursuant to an order of a court of competent jurisdiction or a valid subpoena, provided that CL promptly notifies MGMT of such required disclosure and reasonably cooperates with MGMT’s efforts to contest or limit the scope of such disclosure.

4.2           Access.  CL agrees to limit the access to Confidential Information to only those persons under CL's direct control who, with MGMT’s knowledge and consent, are responsible for performing the Services set forth in Article One.

4.3           Return of Information.  Upon the expiration or termination of this Agreement, CL will promptly return to MGMT all materials, records, documents, and other MGMT Confidential Information in tangible form.  CL shall retain no copies except as required by law of such materials and information and, if requested by MGMT, will delete all Confidential Information stored on any computer or other electronic device.

4.5           Third Party Information.  CL shall not, in connection with the Services to be performed under this Agreement, disclose to MGMT any information, which is confidential or proprietary to CL, or any third party.

4.6           Federal Securities Laws.  CL acknowledges and agrees that he is aware, and will advise his employees and agents that the United States securities laws may prohibit a person or entity that has material, non-public information concerning matters of the type covered by this agreement from (a) purchasing or selling securities of a company that may be, or may be affiliated with, a party to a transaction of the type contemplated by this agreement, or (b) from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities.

ARTICLE FIVE
INDEMNITY; LIMITATION OF LIABILITY

5.1           Indemnity.

(a)  MGMT will indemnify and hold harmless CL and his affiliates, and their respective officers, directors, employees and agents (each, a “CL Party”), against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, reasonably incurred, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which a CL Party is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with this Agreement or CL's performance hereunder, except to the extent caused by a breach by a CL Party of this Agreement or the gross negligence or willful misconduct of a CL Party.

(b)  CL will indemnify and hold harmless MGMT and its affiliates, and their respective officers, directors, employees and agents (each, an “MGMT Party”) against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, reasonably incurred, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which MGMT is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with a breach by a CL Party of this Agreement or a CL Party’s gross negligence or willful misconduct.

ARTICLE SIX
TERM AND TERMINATION

6.1           Term. Unless earlier terminated pursuant to this Article Six, the term of this Agreement shall be for a period of twenty-four (24) months from the Effective Date (the “Term”).

6.2           Termination.  This Agreement may be terminated by either party upon 30 days prior written notice to the other party.

6.3           Effect of Termination.  Upon the expiration or termination of this Agreement, the provisions of this Agreement shall terminate, except that the following provisions shall survive: Section 2.2, Article Four, Article Five, and Section 6.3, and Article Seven.  The expiration or termination of this Agreement shall not adversely affect the rights or remedies of any party that accrued prior thereto.

ARTICLE SEVEN
MISCELLANEOUS

7.1           Relationship of the Parties.  Each of CL and MGMT hereby agree that CL will perform the Services as an independent contractor, retaining control over and responsibility for its own operations and personnel. Without limiting the foregoing, CL acknowledges and agrees that neither he nor his employees or agents shall have any right to any compensation or benefits that MGMT grants to its employees, including any salary, pension, stock, bonus, profit sharing, health or other benefits that are available to employees of MGMT, and CL will be solely responsible for all insurance, employment taxes, FICA taxes and all obligations to governments or other organizations arising out of this Agreement, and acknowledges that no income, social security or other taxes will be withheld or accrued by MGMT on CL’s behalf.  CL will be responsible for making appropriate filings and payments to the federal, state and local taxing authorities, including payments of all taxes due on compensation received hereunder, estimated income payments, employment and self-employment taxes, if applicable.

7.2           Waiver. None of the terms of this Agreement may be waived except by an express agreement in writing signed by the party against whom enforcement of such waiver is sought.  The failure or delay of either party in enforcing any of its rights under this Agreement shall not be deemed a continuing waiver of such right.

7.3           Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties (whether written or oral) relating to said subject matter.

7.4           Amendments.  This Agreement may not be released, discharged, amended or modified in any manner except by an instrument in writing signed by a duly authorized officer of MGMT and CL.

7.5           Assignment.  MGMT has specifically contracted for the Services of CL and, therefore, CL may not assign or delegate CL's obligations under this Agreement, either in whole or in part, without the prior written consent of MGMT, in its sole discretion.

7.6           Severability.  If any provision of this Agreement is, becomes, or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to the applicable laws so as to be valid and enforceable, or, if it can not be so amended without materially altering the intention of the parties hereto, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

7.7           Headings. Article and Section headings contained in the Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

7.8           Notices.  All notices provided for in this Agreement shall be in writing and shall be deemed effective when either served by personal delivery or sent by express, registered or certified mail, postage prepaid, return receipt requested, to the other party at the corresponding mailing address set forth below or at such other address as such other party may hereafter designate by written notice in the manner aforesaid.

7.9           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document, binding on all parties notwithstanding that each of the parties may have signed different counterparts.

7.10         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to conflict of law rules.

7.11         Investment Representations.  CL represents and warrants to MGMT on behalf of himself and the Designees (the “Investors”) that: each Investor is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), is financially able to bear the economic risks of acquiring the Shares and the other transactions contemplated hereby, and has no need for liquidity in this investment. Each Investor has such knowledge and experience in financial and business matters in general, and with respect to businesses of a nature similar to the business of MGMT, so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Shares. Each Investor is acquiring the Shares solely for his or its own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act or an exemption from such registration is available. Each Investor has (i) received all the information he has deemed necessary to make an informed investment decision with respect to the acquisition of the Shares, including the information MGMT has filed publicly with the Securities and Exchange Commission (the “SEC”), (ii) had an opportunity to make such investigation as he or it has desired pertaining to MGMT and the acquisition of an interest therein, and to verify the information which is, and has been, made available to him or it and (iii) had the opportunity to ask questions of MGMT concerning its business and operations.  Each Investor has received no public solicitation or advertisement with respect to the offer or sale of the Shares. Each Investor realizes that the Shares are “restricted securities” as that term is defined in Rule 144 promulgated by the SEC under the Securities Act, the resale of the Shares is restricted by federal and state securities laws and, accordingly, the Shares must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for their resale. Each Investor understands that any resale of the Shares by him or it must be registered under the Securities Act (and any applicable state securities law) or be effected in circumstances that, in the opinion of counsel for MGMT at the time, create an exemption or otherwise do not require registration under the Securities Act (or applicable state securities laws). Each Investor acknowledges and consents that certificates now or hereafter issued for the Shares will bear a legend substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.”

Each Investor understands that the Shares are being sold to pursuant to the exemption from registration and that MGMT is relying upon the representations made herein as one of the bases for claiming the exemption.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

CHARLES S. LEYKUM	MGMT ENERGY, INC.
a Nevada corporation

By: Charles S. Leykum	By: Matt Szot
Title: Chief Financial Officer

Address for Notice:	Address for Notice:

Schedule 1
Consulting Services

•	Serve as Member of the Board of Advisors
•	Develop long term corporate strategic plans with management input and direction from the Company’s Board
•	Provide introductions to potential investors and strategic partners
•	Provide technical analysis of properties / projects
•	Assist in financial modeling of properties / projects
•	Analyze financial and operating information for management to facilitate decision-making and provide input for corrective action, where applicable.
•	Review and provide advice on all SEC filings, investor materials, and marketing materials.

Attachment A
Services Addendum

Scope of Other Services:
Other Services Fee:

Other Terms and Conditions:

Acknowledged and agreed by:

MGMT ENERGY, INC.

By: ______________________

Date:

CHARLES S. LEYKUM

By: ______________________

Date: